Exhibit 10.1

FIRST AMENDMENT TO

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

SN EF UNSUB, LP

THIS FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Amendment”) of SN EF UnSub, LP (the “Partnership”), is entered into effective as of March 1, 2017.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in Article I of the Partnership Agreement (as defined below).

RECITALS

WHEREAS, the Amended and Restated Agreement of Limited Partnership of the Partnership was executed, dated as of March 1, 2017 (the “Partnership Agreement”); and

WHEREAS, the Partnership desires to amend the Partnership Agreement to (i) modify or add certain provisions with respect to allocations and (ii) amend the definition of Base Preferred Return Amount as set forth below; and

WHEREAS, Section 15.1 of the Partnership Agreement allows the General Partner to make the amendments herein only if such amendments are approved in writing by the Investor Representative and, as applicable, the Institutional Investor; and

WHEREAS, the General Partner deems it advisable and in the best interests of the Partnership to modify and amend the Partnership Agreement as set forth below and by its signature below the Investor Representative and, as applicable, the Institutional Investor hereby approves this Amendment.

NOW, THEREFORE, in consideration of the foregoing, the Partnership Agreement shall be amended as follows:

1.         AMENDMENT TO PARTNERSHIP AGREEMENT.

A.        Section 4.2(a) shall be amended and restated to read in it entirety as follows:

(a)      Profits.   After making the allocations required by Section 4.3 and Section 4.4, Profits for any Fiscal Year or Fiscal Period shall be allocated as follows:

(i)       first, 100% to Preferred Partners, pro rata in proportion to the aggregate number of Preferred Units held by each such Preferred Partner, until the aggregate Profits allocated to the Preferred Partners pursuant to this Section 4.2(a)(i) for the current and all previous taxable periods is equal to the aggregate Losses allocated to the Preferred Partners pursuant to Section 4.2(b)(ii) for the current and all previous taxable periods;

(ii)      second, 100% to the holders of Common Units, pro rata in accordance with their respective Proportional Share.

B.         Section 4.3(h) shall be amended and restated to read in its entirety as follows:

(h)  Special Allocations.

(i)         Items of gross income shall be allocated to each Preferred Partner until the cumulative allocations of items of gross income to each Preferred Partner pursuant to this Section 4.3(h)(i) equal the cumulative amount of Simulated Depletion allocated to each Preferred Partner pursuant to Section 4.3(j);

(ii)       Items of gross income and gain shall be allocated to each Preferred Partner until the cumulative allocations of items of gross income and gain to each Preferred Partner for the current and all previous taxable periods equal to the amount of return accruing to each Preferred Partner sufficient to generate an IRR with respect to each Preferred Unit held by a Preferred Partner of fourteen percent (14%); and

(iii)      Consistent with Section 3.1(a), the Partnership shall be treated as making a guaranteed payment to each of the Institutional Investor and the Intrepid Investor within the meaning of Code Section 707 in an amount equal to the Institutional Investor’s and the Intrepid Investor’s respective share of the Sanchez Shares and Warrants Amount (as set forth on Schedule A hereto) and the resulting deductions shall be allocated to the Sanchez Investor.

C.         The definition of “Base Preferred Return Amount” in Article I of the Partnership Agreement shall be amended and restated to read in its entirety as follows:

“Base Preferred Return Amount” means, at any time of determination, an amount of cash Distributions that would be required to be made to the Preferred Partners in respect of each Preferred Unit then outstanding equal to the greater of (i) the amount required to cause the IRR with respect to each Preferred Unit to be equal to fourteen percent (14.0%) and (ii) the amount required to cause the Return on Investment with respect to each such Preferred Unit to be equal to 1.5, each such figure to be determined inclusive of all cash Distributions previously made to the Preferred Partners (or if any such Preferred Unit has been Transferred since the Effective Date by the predecessor owner(s) of such Transferred Preferred Units) in respect of such Preferred Units, other than Excluded Amounts.

2.         MISCELLANEOUS PROVISIONS.

(a)        Entire Agreement.  The Partnership Agreement, as amended hereby, constitutes the full and complete agreement of the Partners with respect to the subject matter hereof and thereof and supersede all prior contracts or agreements with respect to the Partnership and the matters addressed or governed hereby and thereby, whether oral or written.

(b)        Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to any conflict of law or choice of law principles

(c)        Severability.  Every provision of this Amendment is severable.  If any term or provision hereof is held to be illegal, invalid or unenforceable for any reason by any duly constituted court, agency or tribunal, the legality, validity or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(d)        Headings.  The headings used in this Amendment are for the purpose of reference only and will not otherwise affect the meaning or interpretation of any provision of this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the General Partner has executed this Amendment effective as of the day and year first above written.

General Partner:

SN EF UnSub GP, LLC

By:	/s/ Patricio D. Sanchez
Name: Patricio D. Sanchez
Title: Chief Executive Officer

[Signature Page to First Amendment]

IN WITNESS WHEREOF, each of the Investor Representative and Institutional Investor has executed this Amendment effective as of the day and year first above written. By executing this Amendment in the space below, the undersigned represents that it is the Investor Representative duly designated as such in accordance with and as contemplated in the Partnership Agreement.

Investor Representative and
Institutional Investor:

GSO ST HOLDINGS LP

By:	GSO ST Holdings Associates LLC,
its general partner

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

IN WITNESS WHEREOF, the Class B Member of the General Partner has consented to and approved this Amendment effective as of the day and year first above written.

Class B Member of the General Partner:

GSO ST HOLDINGS ASSOCIATES LLC

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

[Signature Page to First Amendment]